Exhibit 10.28

2007 U.K. Special Incentive Plan

     Eligible Executives: John Eaton, Chris Morgan, Frances New, Brit Rothman, Lisa Davies and Sarah Lumley.

     Under the U.K. Incentive Plan each of the persons named in the prior sentence would receive the bonuses set forth below upon Ravenstock MSG Limited attaining the EBITDA indicated below for the fiscal year ended December 31, 2007 following the approval of the financial statements for such period by the Board:

Second Half of 2007
EBITDA	One-Time Bonus	Recipient
£ 6.5 million or below	0	Not applicable
	£5,000	Lisa Davies, Sarah Lumley
		John Eaton, Chris Morgan,
		Frances New, Brit Rothman
£ 6.75 million	£10,000	and a new Managing Director
	£10,000	Lisa Davies, Sarah Lumley
		John Eaton, Chris Morgan,
		Frances New, Brit Rothman
£ 7.0 million	£20,000	and a new Managing Director
	£15,000	Lisa Davies, Sarah Lumley
		John Eaton, Chris Morgan,
		Frances New, Brit Rothman
£7.25 million and above	£30,000	and a new Managing Director